Exhibit 99.1

COMPANY CONTACTS: Diane Morefield EVP, Chief Financial Officer Strategic Hotels & Resorts, Inc. (312) 658-5740
Jonathan Stanner SVP, Capital Markets & Treasurer Strategic Hotels & Resorts, Inc. (312) 658-5746

FOR IMMEDIATE RELEASE
THURSDAY, MAY 28, 2015

STRATEGIC HOTELS & RESORTS ANNOUNCES NEW $750 MILLION UNSECURED CREDIT FACILITY AND $115 MILLION SEVEN-YEAR TERM LOAN SECURED BY THE RITZ-CARLTON HALF MOON BAY

CHICAGO, IL – May 28, 2015 - Strategic Hotels & Resorts, Inc. (NYSE: BEE) today announced that it has closed a new $750.0 million unsecured credit facility with an accordion feature allowing for additional borrowing capacity up to $1.0 billion. The new facility is comprised of a $450.0 million unsecured revolving credit facility and a $300.0 million unsecured term loan. The new facility replaces a $300.0 million stock secured revolving credit facility.
The new revolving credit facility’s interest rate is based upon a leverage-based pricing grid ranging from LIBOR plus 165 basis points to LIBOR plus 240 basis points. Initial pricing will be LIBOR plus 165 basis points, which is a reduction from the previous facility’s pricing of LIBOR plus 200 basis points. The new term loan’s interest rate is also based upon a leveraged based pricing grid ranging from LIBOR plus 160 basis points to LIBOR plus 235 basis points. Initial pricing will be LIBOR plus 160 basis points. At closing, the Company has $80.0 million outstanding on the revolving credit facility in addition to the $300.0 million funded unsecured term loan. The combined unsecured facility has a five-year term and will mature in May 2020.
The unsecured facility is supported by a pool of unencumbered assets that will initially consist of nine of the company’s hotels: the Fairmont Chicago, Fairmont Scottsdale Princess, Four Seasons Austin, Four Seasons Jackson Hole, Four Seasons Scottsdale Resort at Troon North, Four Seasons Silicon Valley, Marriott Lincolnshire, Ritz-Carlton Laguna Niguel and Westin St. Francis.
In addition, the Company closed a $115.0 million term loan secured by the Ritz-Carlton Half Moon Bay hotel. Under terms of the agreement, the loan bears interest at a floating rate of LIBOR plus 240 basis points and has a five-year initial term with two, one-year extension options available to the Company upon satisfying certain financial and other conditions. Deutsche Bank Securities Inc. originated the financing.

Simultaneously, the Company repaid the previously outstanding $209.6 million loan encumbered by the Westin St. Francis and the $93.1 million loan encumbered by the Fairmont Chicago that were cross-collateralized, priced at a fixed interest rate of 6.09 percent and set to mature in June 2017. The repayment will eliminate approximately $18.9 million of annual interest expense. In connection with the repayment, the Company paid a prepayment penalty totaling approximately $32.9 million.
“We proactively took advantage of the favorable capital markets to further transform our balance sheet, resulting in significant flexibility with nine unencumbered assets,” commented Diane Morefield, Chief Financial Officer of Strategic Hotels & Resorts. “In addition, we have lowered our overall cost of debt and extended our maturity profile, with our next debt maturity not occurring until 2018.”
Combined, the financing activity is expected to reduce the Company’s interest expense by approximately $6.4 million for the remaining six months of 2015, lower its overall weighted average cost of debt to 3.2 percent and increase the Company’s weighted average maturity to nearly five years.
Deutsche Bank Securities Inc., JP Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated served as Co-Lead Arrangers for the unsecured credit facility. Deutsche Bank AG New York Branch served as Administrative Agent and JP Morgan Chase Bank, N.A and Bank of America, N.A. served as Syndication Agents. BMO Harris Bank, N.A., Capital One Bank, N.A., PNC Bank, and Wells Fargo Bank served as Co-Documentation agents. Sumitomo Mitsui Banking Corporation, Fifth Third Bank, U.S. Bank National Association, Barclays Bank PLC, Raymond James Bank, N.A., The PrivateBank and Trust Company and MidFirst Bank are additional participating banks.
About the Company
Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value enhancing asset management of high-end hotels and resorts in the United States and Europe. The Company currently has ownership interests in 18 properties with an aggregate of 8,199 rooms and 851,000 square feet of multi-purpose meeting and banqueting space. For a list of current properties and for further information, please visit the Company’s website at www.strategichotels.com.

This press release contains forward-looking statements about Strategic Hotels & Resorts, Inc. (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. These forward-looking statements include statements regarding the Company’s future financial results, stabilization in the lodging space, positive trends in the lodging industry and the Company’s continued focus on improving profitability. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: the effects of the recent global economic recession upon business and leisure travel and the hotel markets in which the Company invests; fluctuations in interest rates; the Company’s liquidity and refinancing demands; the Company’s ability to obtain, refinance or extend maturing debt; the Company’s ability to maintain compliance with covenants contained in its debt facilities; stagnation or deterioration in economic and market conditions, particularly impacting business and leisure travel spending in the markets where the Company’s hotels operate and in which the Company invests, including luxury and upper upscale product; general volatility of the capital markets and the market price of the Company’s shares of common stock; availability of capital; the Company’s ability to dispose of properties in a manner consistent with its investment strategy and liquidity needs; hostilities and security concerns, including future terrorist attacks, or the apprehension of hostilities, in each case that affect travel within or to the United States, Mexico, Germany or other countries where the Company invests; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to maintain effective internal control over financial reporting and disclosure controls and procedures; risks related to natural disasters; increases in interest rates and operating costs, including insurance premiums and real property taxes; contagious disease outbreaks; delays and cost-overruns in construction and development; marketing challenges associated with entering new lines of business or pursuing new business strategies; the Company’s failure to maintain its status as a REIT; changes in the competitive environment in the Company’s industry and the markets where the Company invests; changes in real estate and zoning laws or regulations; legislative or regulatory changes, including changes to laws governing the taxation of REITs; changes in generally accepted accounting principles, policies and guidelines; and litigation, judgments or settlements.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.